EXHIBIT 10.2






Proposal (Confidential)

PN 3224
(QTECH101596)








Quantech Ltd.
St. Paul, MN









SPR STAT System Instrument Development









October 15, 1996

Quantech Ltd.
SPR STAT System Instrument Development

PN 3224/(QTECH101596)



Introduction/Assumptions

Quantech Ltd. (Quantech) is a development stage company seeking to commercialize its SPR technology. The Company's initial focus is the development of SPR for the hospital critical care diagnostic market. SPR, the core technology of Quantech's proposed medical diagnostic system, enables the Company to integrate the existing diagnostic methodologies of immunoassays, DNA probes and chemical binding into a single, simple, economical system in order to provide rapid, quantitative, diagnostic results.

Quantech's business strategy is to capitalize on the flexibility, extreme sensitivity and relatively low cost of its diagnostic system to penetrate and expand the POC market. Quantech's intended entry into the POC market will be Critical Care Units of hospitals, the first unit being the Emergency Department where the most pressing and unmet customer needs are found.

The SPR System
The first generation Quantech system, the SPR STAT System, will consist of a small, bench top instrument and a series of disposables each offering a particular test or series of tests. The Quantech system has the ability to analyze body fluids (e.g., whole blood, urine, saliva) without user preparation or addition of reagents.

Disposables will be configured to provide single tests or panels of up to three diagnostically-related tests. When the test disposable is inserted in the instrument, a bar-code reader will identify the type of test to be performed and contain certain calibration information necessary to effectively maintain quality control.

Customer research has indicated the following Customer Requirements which shall serve as the basis for development of the system:

Disposable
-     Disposal in standard biohazardous waste vs. sharps waste
- Specific test must be easy to identify; color code disposable for each different test
-     Safe to handle  under high  stress  conditions;  no sharps hazard
-     Minimum space required for standby  storage
-     Patient ID label area
- Specimen collection method must be easy and simple; familiar device(s) and technique
-     Non-breakable and no sample spillage
-     Easily handled shape; wet, gloved hands
-     Easy to distinguish  sample from unit; color
-     Easy,  foolproof interface  with  sample  tube
-     User does not have to  transfer  blood  from sample tube to disposable

Instrument
- Easily readable, illuminated readout; recognize output at a distance from the bench
-     Minimal manual steps;  easy to operate
-     Easy and foolproof to put disposable into instrument
-     Easy  to  maintain   reliable   operation
-     Liquid/debris resistant membrane switches

Quantech Ltd.
SPR STAT System Instrument Development

PN 3224/(QTECH101596)



-     Fit on the  existing ER  countertops
-     Easy to wipe clean;  look clean (not dark)
-     Appearance of a professional, high quality instrument
- Display viewing angle adjustable to reduce screen glare; readable for 5th-95th %-tile standing users
-     High reliability and durability
-     "Walk-away" level of test  automation and patient ID
-     Provide  standby  storage to hold new test  disposables
-     Rounded,  smooth edges to avoid cuts and  abrasions
-     Easy to visually locate under crowded, high stress conditions (color/form)
-     Display  and  controls  built  into  instrument
- Weigh enough to not be accidentally knocked off counter, or be easily walked away with

The development team of Robert Case + Associates, Inc. (RC+A) and the Product Design Center (PDC) propose to assist Quantech in developing and/or specifying the detailed, commercial part and assembly design and specifications for selected sub-systems of the instrument. These sub-systems consist of the following items at the initiation of this program, and will be further defined as development proceeds.

1.   Enclosure, EMI/RFI shielding and electronic components support "chassis".
2. Mechanical articulation and disposable positioning components of the instrument "drawer".
3.   Sample introduction pressure/vacuum components and fluid circuit.
4.   Sensor components for:
     a.  disposable positioning
     b.  reaction chamber sample volume fill
     c.  bar code reading target
5.   Temperature control components

Note:    It is assumed that the following specifications will be provided by
         Quantech:
         a.  sample temperature/tolerance
         b.  disposable positioning tolerances
         c.  bar code reading target area


ROBERT CASE + ASSOCIATES, INC./PRODUCT DESIGN CENTER

As specialists in health care product development, RC+A/PDC has distinguished itself through integrated application of our core competencies of customer/user research, industrial design and product engineering, focused toward our clients rapid product development needs.

The key results for our clients are: 1) rapid specification of customer and technical product design requirements through customer and user product evaluations; 2) integration of the customer/user requirements into the detailed product design, engineering and production specifications; 3) single-point accountability for delivery of product engineering, prototypes and production specifications.

This fully integrated product development process has repeatedly enabled our clients to develop Better Products, Faster.

Quantech Ltd.
SPR STAT System Instrument Development

PN 3224/(QTECH101596)



Work Program

  Phase I     Instrument Concept Optimization
              Deliverables:    - Functional Sub-System Pro-E 3-D Solids Model
                               - 3-D Form Factor Mockup
                               - Pro-E Appearance Renderings
                               - Preliminary Costing Data
                               - Operator Interface Demonstration Mock-Up

  Phase II    Clinical Prototype Instrument Development
              Deliverables:    - Instrument Pro-E CAD Database and Detailed
                                 Engineering Documentation/Specifications
                               - Instrument FEA Modeling and Analysis
                               - Material and Process Specifications
                               - Preliminary Cost Roll-up


Events and tasks for the phases of activity are detailed below. Subsequent phases will be further detailed and quoted as the necessary information becomes available. The Fees Outline defines the project budget and Appendix B - General Provisions describes the contract terms.

Phase I - Instrument Concept Optimization



Deliverables

-     Functional Sub-System Pro-E 3-D Solids Model
-     3-D Form Factor Mockup
-     Pro-E Appearance Renderings
-     Preliminary Costing Data
-     Operator Interface Demonstration Mock-Up


Activities

1.1      Product Requirements Review/Development Support

         RC+A/PDC will review the following project/product requirements and specifications for the instrument system with Program Management:
         -     Customer/Product Requirements
         -     Business/Technology/Product Plan
         -     Patent Strategy
         -     Regulatory/Safety Strategy
         -     Functional Specification

         The results of this review will provide the basis on which the balance of this program will proceed. RC+A/PDC will support Functional/Design Specification development by providing Program Management with system specifications at appropriate points in the program. This activity will continue over the course of the entire program.

1.2      Instrument Concept Improvements

         RC+A/PDC will perform the following activities to update and improve the current instrument concept based on on-going marketing requirements investigation and R&D results.

         1.2.1  Engineering Configuration Modeling

         System performance specifications will be reviewed with Program Management. This review will establish requirements for materials and processes research, DFM/DFA research and packaging, shipping, disposal, and environmental criteria determination.

         RC+A/PDC will develop a functional sub-system Pro-E 3-D solids model which will define the physical and spacial relationships of the core functional components in a electronic database. This model will also serve to define the overall enclosure configuration (form factors) of the instrument, and provide a technical basis for engineering development in Phase II.

         1.2.2  Industrial Design Concept

         Usability and human factors requirements will be reviewed based on the current Customer Requirements. Based on this review operator interface design studies will be conducted and a 3-D mockup of the critical interface tasks will be constructed and evaluated. A 3-D form factor mockup will then be developed to confirm overall instrument geometry.

Phase I - Instrument Concept Optimization



         The aesthetic options for the instrument enclosure will be depicted in a series of Pro-E appearance renderings, based on the 3-D solids model.

1.3      Design Review

         RC+A/PDC will conduct a review of the proposed instrument engineering and industrial design concepts with Program Management. A concept direction will be selected for finalization.

1.4      Concept/Component Integration

         1.4.1  Pro-E Configuration Model

         The functional sub-system Pro-E 3-D solids model will be updated and revised as required to reflect the design direction selected by Program Management.

         1.4.2  Pro-E Appearance Renderings

         The 3-D form factor mockup and the Pro-E appearance renderings, will be updated and revised based on the 3-D solids model and the design direction selected by Program Management.

1.5      Design/Cost Review

         RC+A/PDC   will   conduct   a  review   of  the   revised   engineering
         documentation, 3-D form factor mockup and the Pro-E appearance renderings with Project Management. The results of this review will determine the requirements for the detailed design phase of the program.

1.6      Demonstration Mock-Up Development/Evaluation

         RC+A/PDC will develop a set of design control drawings and fabricate an operator interface simulation mockup of the instrument. Selected functional components will be purchased and integrated into the mockup as required to demonstrate the critical operator tasks.

         The  mockup  will  serve to  verify  the  human  factors  and  workflow
         characteristics  of  the  instrument  design  by  conducting   informal
         hands-on evaluations of the instrument interface.

1.7      Program/Design Review

         A detailed design review of the design documentation and evaluation information, specifications, schedule and costs will be conducted with Program Management and selected production vendor(s) candidates. Updates and revisions to the program plan will be made as required.

Phase II - Clinical Prototype Instrument Development


Deliverables

- Instrument Pro-E CAD Database and Detailed Engineering Documentation/ Specifications
-     Instrument FEA Modeling and Analysis
-     Material and Process Specifications
-     Preliminary Cost Roll-up

Activities

2.1      Performance Specification Development

         RC+A/PDC will conduct a review session with Program Management and the Program Team to confirm the functional, DFM/DFA, regulatory, safety, and patent requirements and specifications for the instrument.

         The requirements and specifications identified and developed in this phase of activity will be documented and provided to Program Management as part of the on-going system specification support.

         Quantech will supply RC+A/PDC with specifications, sources and/or samples of all purchased parts and components which will be included in the instrument that are being specified/developed by other members of the SPR STAT System development team.

2.2      Vendor and Contract Manufacturer Sourcing

         RC+A/PDC  will  support  Program  Management  in  the   identification,
         qualification and selection of clinical prototype and production vendors and a contract manufacturer.

         It is highly  recommended  that a  selected  contract  manufacturer  be employed to construct the clinical prototypes from prototype engineering documentation to become familiar with the system requirements and to provide recommendations for system manufacturability, reliability and cost optimization.

2.3      Detailed Component Design/Engineering

         2.3.1    Design Layout/Pro-E CAD Database

         RC+A/PDC will develop a complete Pro-E database for the commercial design of the instrument sub-systems/components it is responsible for developing. The CAD database will be reviewed with Program Management and Quantech development resources for confirmation of component and subsystem functional and assembly requirements.

         RC+A/PDC  will  coordinate  with  Quantech  selected   vendors/contract
         manufacturer(s)   regarding   costing   and   timing   for   production
         implementation planning.

         2.3.2    Performance Criteria Verification

         FEA modeling and analysis will be conducted as required to confirm the mechanical, thermal and mold flow specifications for the instrument components under development by RC+A/PDC.

Phase II - Clinical Prototype Instrument Development


         2.3.3    Prototype Part Documentation

         RC+A/PDC will produce detailed engineering drawings and updated Pro-E database for the instrument. The database will be capable of being directly employed in tooling production by vendors with appropriate CAD/CAM capabilities.

         2.3.4    Material and Process Specifications

         RC+A/PDC will develop and document the material/process specifications for the instrument.

         2.3.5    Preliminary Cost Roll-up

         Quotes from vendors and suppliers will be used to develop a preliminary cost estimate for instrument parts, tooling, fixturing and labor.

2.4      Design Review

         A detailed design review of design/performance specifications, DFM/DFA requirements, regulatory, safety, environmental, patent and tooling lead times and cost will be conducted.

2.5      Design Engineering Modifications

         The instrument design and specifications will be revised per the mutually agreed to results of the review Activity 2.4 above.

2.6      Program/Design Review

         A detailed design review of the design documentation, specifications, schedule and costs will be conducted with Program Management and selected production vendor(s) candidates. Updates and revisions to the program plan will be made as required.

Note: Future phases of this program will be defined per the requirements identified by Program Management and RC+A/PDC. Currently those phases are anticipated to be:

         Phase III - Clinical Prototype Instrument Production Support Phase IV - Production Design/Specification Support
         Phase V - Release to Production Support

RC+A/PDC proposes to support Quantech in the execution of these activities, but does not anticipate having primary deliverables responsibility for them, in that production resources should be available within the required timeframe.

Fees Outline
Robert Case + Associates, Inc./Product Design Center

Page 1 of 2

Client:           Quantech Ltd. - Joe Shaw

Project:          SPR STAT System Instrument Development

Project No:       3224/(QTECH101596)

Date:             October 15, 1996

Phase             Activity                                             Fees

I                 Instrument Concept Optimization

                  A.  Concept Improvements/Integration                 $82,300
                      (Activity 1.1-1.5)

                  B.  Demonstration Mockup Development                 $22,000
                      (Activity 1.6-1.7)

                  Reimbursable Expenses                                $4,000*

II                Clinical Prototype Instrument Development            $193,700*
                  (Activity 2.1-2.6)

                  Reimbursable Expenses                                $6,000*

III-V             Clinical Prototype/Production Support                TBD
                  (Activities To Be Determined Per Quantech/RC+A)

* Budget Estimates

Fees Outline
Robert Case + Associates, Inc./Product Design Center

Page 2 of 2

Client:           Quantech Ltd. - Joe Shaw

Project:          SPR STAT System Instrument Development

Project No:       3222/(QTECH101596)

Date:             October 15, 1996


Notes:

1.       Estimates
         The budget estimated fees will be quoted for Client approval upon completion of each previous phase or activity.

2.       Fees
         The fees quoted by RC+A/PDC in the proposal do not include reimbursable expenses incurred by RC+A/PDC which include but are not restricted to transportation, lodging, meals and long-distance telephone calls, delivery services and the cost of documentation and reproduction excessive of the normal development process. These fees will be billed on monthly progress billings. The quoted out-of-pocket expenses are estimates only.

         The fees and costs quoted in the proposal will remain in effect for sixty (60) days from the date of the proposal subject only to fluctuations in the cost of materials, outside services and time delays caused by factors beyond RC+A/PDC control. The fees and costs presented to Client have been estimated according to Client's goals and objectives as originally stated and set forth in the proposal, and are subject to revisions by RC+A/PDC as changes are made over the course of the project. The fees and costs have been estimated according to using RC+A/PDC resources except where Client has indicated specific resources to be used prior to project quotation. Should Client require specifying resources to be used after RC+A/PDC has submitted a project quotation, the fees and costs are subject to revisions by RC+A/PDC as dictated by such Client specified resources. Status updates and projections will be made by RC+A/PDC at the intervals outlined in the proposal.

Appendix A - Phase Approval
Robert Case + Associates, Inc./Product Design Center


Client:           Quantech Ltd. - Joe Shaw

Project:          SPR STAT System Instrument Development

Project No:       3224/(QTECH101596)

Date:             October 15, 1996

Phase             Activity                                             Fees

I                 Instrument Concept Optimization

                  A.  Concept Improvements/Integration                 $82,300
                      (Activity 1.1-1.5)

                  B.  Demonstration Mockup Development                 $22,000
                      (Activity 1.6-1.7)

                  Reimbursable Expenses                                $4,000*

* Budget Estimate

The undersigned hereby authorizes RC+A/PDC to proceed with the above Phase(s) and agrees to the attached Appendix B - General Provisions of the Proposal (Revision Date 12-21-95).


Client Acceptance and Approval       RC+A/PDC Acceptance and Approval

By:                                  By:
         (Authorized Signature)                  (Department Manager)

Date:                                Date:  10/15/96

Name: Upon approval, please send signed copies of Appendix A & B to:
Title:

Client Purchase Order No:2012        Robert Case + Associates, Inc.
                                     640 North LaSalle Street, Suite #282
                                     Chicago, Illinois  60610

Appendix B - General Provisions of the Proposal
Robert Case + Associates, Inc.
------------------------------------------------------------------
This Appendix is attached to and made a part of the proposal given by Robert Case + Associates, Inc. (hereinafter referred to as "RC+A").

1.   General Terms

     RC+A is a professional organization providing independent consulting services to our clients. All Client documents and information will be considered confidential. All Client work in progress will be open for inspection and consultation by authorized employees (as designated by Client). The rights to any patentable inventions that may be developed during the course of the project will be assigned to Client. All actions or costs necessary to obtain a patent or to reserve any other rights will be Client's sole responsibility. Client hereby releases, hold harmless and indemnifies RC+A and its agents from any and all claims, damages, or attorneys' fees of any third parties relating in any way to this proposal, including design, production, sale or use of items which are the subject of this proposal. Client agrees that RC+A and its Agents shall have no liability to Client for claims or damages of any kind which may result from RC+A services in relation to the subject matter of this proposal.

2.   Authorization to Proceed

     Upon receipt of Appendix A - Proposal Approval signed by Client, or other specific approval, RC+A will commence the work set forth in the approved phase(s). A written Purchase Order signed by an authorized agent of Client must follow within 15 days from RC+A's commencement of work. In the event such Purchase Order is not received on a timely basis, RC+A may in its sole discretion in addition to all other rights and remedies it may have, elect to discontinue work on the phase.

     Should work on a phase be discontinued by Client or RC+A, Client will be responsible for all fees and expenses incurred by RC+A up to the time work on the phase is discontinued, including a start-up and shut-down fee (estimated to be 15% of the total proposed phase fees) as well as all additional fees and expenses incurred by RC+A as a result of said discontinuance.

3.   Fees and Expenses

     All fees, and costs quoted in the proposal will remain in effect for 30 days from the date of the proposal. Time schedules will be adjusted based on start date. Fees, costs, and time schedules are based on the use of RC+A resources except where Client has requested the use of specific resources and these resources are specified in the project proposal. Fees are subject to fluctuations in the cost of outside services and changes or additions requested by the client. The time schedules set forth in this proposal are best estimates of RC+A and subject o changes over the course of the project.

     The fees quoted by RC+A in this proposal do not include reimbursable expenses which include but are not limited to transportation, lodging, meals, travel incidentals and honoraria. Expenses will be periodically invoiced during the course of the project. Because of delays in third party billing, expenses may be invoiced as late as 90 days after the final project billing. Upon written request, documentation of expenses will be provided. Quoted out-of-pocket expenses are estimates for budgeting purposes only.

4.   Billing

     Upon authorization, Client will be invoiced for 100% of the approved fees and/or estimated costs for proposals of less than $5,000, and 50% of the approved fees and/or estimated costs for proposals in excess of $5,000. Payment will be due upon receipt and shall be applied to the first fifty (50%) percent of the quoted fees and estimated costs of each phase of the proposal. Progress billings will be made upon commencement of work for the remaining fees and expenses incurred by RC+A and will be due upon receipt. Any balance remaining will be due upon completion and delivery of the finished project as defined in the proposal. RC+A shall retain title and rights to all work produced until it has received Client's final payment. Client grants RC+A security interest to secure payment to RC+A for all fees or other amounts due pursuant to all phases of this proposal or any other proposals in Clients fixtures, furniture, office equipment, patents, accounts receivable, bank accounts, motor vehicles, and any proceeds from their sale or deposition. Interest on unpaid invoices shall accrue at 1 1/2% per each full or partial month after due date.

5.   Interpretation and Enforcement

     Parties hereby agree that interpretation and enforcement of this agreement will be governed by Illinois law and venue of any claim or lawsuit shall be Chicago, Illinois. Any controversy or claim arising out of or relating to this agreement or the breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered shall be entered in any court having jurisdiction thereof. Any arbitrator's award or finding or any judgment or verdict thereon shall be final and u unappealable. All parties agree that venue for said arbitration shall be in Chicago, Illinois and that any litigation or arbitration commenced in any other venue shall be transferred instanter to Chicago, Illinois upon the written request of any party to this agreement. The prevailing party shall be entitled to reimbursement for attorneys' fees, costs or other expenses pertaining to said arbitration or any litigation and said attorneys' fees, costs and other expenses shall become a part of any award, judgment or verdict. All arbitration's shall have (3) three individuals acting as arbitrators. One arbitrator shall be selected by RC+A . One arbitrator shall be selected by Client. Both arbitrators shall select a third arbitrator. Any arbitrator selected by a party shall not be affiliated, associated or related to the parties selecting that arbitrator by blood, marriage, business or otherwise. The decision of the majority of the arbitrators shall be binding upon all parties. Client grants RC+A security interest to secure payment to RC+A for all fees or other amounts due pursuant to all phases of this proposal or any other proposals in Clients fixtures, furniture, office equipment, patents, accounts receivable, bank accounts, motor vehicles, and any proceeds from their sale or deposition. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, administrators, executors, successors and assigns. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. Each party agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.






     Client Acceptance & Approval:                              Date: 10/15/96
     (Rev. 12-21-95)